Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, and 333-165978) of GenCorp Inc. of our report dated June 15, 2012 relating to the financial statements, which appears in the Annual Report of the GenCorp Retirement Savings Plan on Form 11-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Sacramento, California

June 15, 2012